EXHIBIT 23


CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the inclusion of or incorporation by reference in (a) The Genlyte Group Incorporated's (the "Company's") previously filed Registration Statements on Form S-8 (Registration No. 333-30066, No. 333-93369, No. 33-30722 and No. 33-27190) and (b) the
Company's Form 10-K for the year ended December 31, 2000 of our reports dated January 19, 2001 included in the Company's Annual Report to Stockholders for the year ended December 31, 2000.

                                              /s/ ARTHUR ANDERSEN LLP


Louisville, Kentucky
  March 23, 2001